Exhibit 99.1

Better Therapeutics Appoints Diane Gomez-Thinnes as Chief Commercial Officer

Industry Veteran Joins Health Technology Pioneer to Bring Prescription Digital Therapeutics for Type 2 Diabetes and other Cardiometabolic Conditions to Market

SAN FRANCISCO, Oct. 27, 2022 – Better Therapeutics, Inc. (NASDAQ: BTTX), a prescription digital therapeutics (PDT) company developing a novel form of cognitive behavioral therapy (CBT) to address the root causes of cardiometabolic diseases, announced today that Diane Gomez-Thinnes joined the company as Chief Commercial Officer starting October 26, 2022.

Gomez-Thinnes brings more than two decades of experience in the healthcare industry, leading the commercialization and launch of products spanning the medical device, prescription medicines and consumer health sectors for companies including Johnson & Johnson and Galderma, where she served as President of U.S. Operations.

“We could not be more pleased to welcome such an accomplished and well-respected executive to the Better Therapeutics team,” said Frank Karbe, CEO of Better Therapeutics. “Diane has an extensive track record of building and leading highly successful commercial businesses, in areas including first-of-kind medical devices. As we look to launch the first prescription digital therapeutic for type 2 diabetes, if the FDA authorizes BT-001 for marketing, it will be Diane who helps us write the playbook for what a successful launch in this new and promising space looks like.”

At Galderma, Gomez-Thinnes led the company’s largest U.S. business in which she delivered double digit growth while playing a leadership role during a transformative period for the company. During her tenure, she directed the launch of more than 20 products including innovative drug delivery technology, a refreshed consumer product line, and new aesthetics products with a focus on data-informed treatments. Prior to Galderma, Gomez-Thinnes spent 17 years at Johnson and Johnson, ultimately serving as Worldwide President for Mentor, where she led the return of that business to a #1 global leadership position through a refreshed product pipeline, a new digital customer experience solution, and in-market commercial partnerships.

Gomez-Thinnes joins Better Therapeutics following the FDA’s acceptance of the company’s de novo classification request of its BT-001 prescription digital therapy for type 2 diabetes (T2D) in adults for review. This comes on the heels of completion of an encouraging pivotal clinical trial generating positive results for the company’s lead prescription digital therapeutic. The Better Therapeutics CBT platform is designed to deliver a novel form of CBT via a smartphone application to help individuals tackle the underlying causes of cardiometabolic diseases. In its pivotal trial for BT-001, T2D patients using the Better Therapeutics platform with the current standard of care showed improved A1C control compared to patients only receiving the current standard of care and were less likely to need additional – and often more costly – medications to control their disease progression.

“It’s rare to see a company seeking to truly tackle huge health problems with such an innovative approach that is not only clinically promising, but which is leveraging advanced technology to reach patients and potentially improve their quality of life at a scale that simply was not possible before. Having an opportunity to set the standard for what prescription digital therapeutics may accomplish was something that I could not pass up,” said Gomez-Thinnes. “With prescription digital therapeutics rooted in CBT, we have a chance to change how we treat epidemic, chronic conditions like type 2 diabetes, fatty liver disease, heart disease and more by giving individuals control over their own health. And we can do this in a way that reaches more patients, especially those who experience disparities in access to health treatments and services. I look forward to working with the team to ensure these investigational therapies make their way to patients and on working tirelessly to establish Better Therapeutics’ prescription digital therapies as the market-shifting innovations they have the potential to become, if authorized by the FDA.”

About BT-001

BT-001 is Better Therapeutics’ investigational prescription digital therapy for the treatment of T2D. The investigational therapy is delivered via software that provides a tailored experience to patients designed to help them address the underlying causes of T2D by making meaningful, sustainable behavioral changes. The BT-001 investigational therapy is rooted in the well-studied, gold standard of behavioral modification therapies, cognitive behavioral therapy (CBT). While in-person CBT has been used for T2D and other cardiometabolic conditions before, until now the approach has not been scalable due to the need to deliver the therapy via a therapist. If authorized by FDA, BT-001 would be the first validated, prescription solution for delivering this therapeutic approach to T2D patients at scale, from their digital devices.

About the Better Therapeutics CBT Platform

Better Therapeutics’ investigational digital therapeutic platform is designed to deliver a novel form of CBT to help people with cardiometabolic diseases potentially improve key measures related to T2D, nonalcoholic fatty liver disease, nonalcoholic steatohepatitis, hypertension, hyperlipidemia and other cardiometabolic conditions. By adapting the principles and mechanisms of CBT, the digital therapeutic platform is designed to address and modify the cognitive patterns that affect eating habits and other behavioral factors associated with cardiometabolic diseases.

About Better Therapeutics

Better Therapeutics is a prescription digital therapeutics (PDT) company developing a novel form of cognitive behavioral therapy (CBT) to address the root causes of cardiometabolic diseases. The company has developed a proprietary platform for the development of FDA-regulated, software-based solutions for type 2 diabetes, heart disease and other conditions. The CBT delivered by Better Therapeutics’ PDT is designed to enable changes in neural pathways of the brain so lasting changes in behavior become possible. Addressing the underlying causes of these diseases has the potential to dramatically improve patient health while lowering healthcare costs. Better Therapeutics’ clinically validated mobile applications, if authorized for marketing, are intended to be prescribed by physicians and reimbursed like traditional medicines.

For more information visit: bettertx.com

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements in this press release include, but are not limited to, statements regarding the results of the completed trial of BT-001 in patients with type 2 diabetes, Better Therapeutics’ plans and expectations regarding FDA submissions and the potential for marketing authorizations, expectations related to the potential benefits of BT-001 and CBT and their potential treatment applications, Better Therapeutics’ plans regarding the research and advancement of its product candidates for additional treatments and expectations related to the interest of healthcare providers and payers in PDTs, among others. These forward-looking statements are based on the current expectations of the management of Better Therapeutics and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements including: risks related to Better Therapeutics’ business, such as the willingness of the FDA to authorize PDTs, including BT-001, for commercial distribution and insurance companies to reimburse their use, market acceptance of PDTs, including BT-001, the risk that the results of previously conducted studies will not be interpreted favorably by the FDA or repeated or observed in ongoing or future studies involving our product candidates and other risks and uncertainties included under the header “Risk Factors” in Better Therapeutics’ quarterly report on Form 10-Q for the quarter ended June 30, 2022 filed with the Securities and Exchange Commission (SEC) on August 11, 2022, and those that are included in any of Better Therapeutics’ subsequent filings with the SEC.

Media:

Ryan McKenna at Real Chemistry

rmckenna@realchemistry.com